                                                                    EXHIBIT 99.3

[MORTGAGE IT LOGO]

FOR IMMEDIATE RELEASE
---------------------

                MORTGAGEIT SETS COURSE FOR NATIONAL LEADERSHIP IN
                           SUBPRIME LENDING EXPANSION

HIRES TIM KOSMOS AND BRAD URQUHART AS NATIONAL PRODUCTION MANAGERS, PLUS SEVERAL
REGIONAL MANAGERS AND APPROXIMATELY 125 NEW OPERATIONS AND ACCOUNT EXECUTIVES

NEW YORK--November 29, 2004--MortgageIT, Inc., a national mortgage lender headquartered in New York City that is a wholly owned subsidiary of MortgageIT
Holdings, Inc. (NYSE: MHL), a self-administered REIT, today announced the expansion of its subprime origination platform, NB Lending, and set the sales leadership team in several key regions as the company intensifies its focus on subprime origination.

Doug W. Naidus, Chairman and Chief Executive Officer of MortgageIT Holdings,
stated, "MortgageIT has been focused on a significant national expansion of its subprime lending business for some time. These hires are an important part of our growth in the subprime sector, and we hope that they will help us to expand into other regions where we think we can be successful. While we do not currently anticipate holding any of the subprime loans we originate in our REIT portfolio, we do believe our investment into the subprime sector will increase the rate of growth and profitability of our lending subsidiary, thereby creating incremental value for our stock holders."

Tim Kosmos, former regional manager of Finance America, and Brad Urquhart, former national production manager from Aegis Mortgage Corporation, join as
National Production Managers. "Hiring quality people like Tim and Brad will help the company to dramatically increase our subprime production and develop solid local relationships in regional territories across the country," said Gary
Bierfriend, President of MIT Lending, MortgageIT's Wholesale Division. "Their
combined subprime mortgage banking experience and relationships will be instrumental to establishing MortgageIT as a national force in the subprime market. Our subprime expansion follows the same philosophy upon which we have built our nationwide wholesale lending platform - a philosophy of People and
Opportunity. We expect Tim, Brad and all of our new subprime regional managers to thrive in our people-focused entrepreneurial culture."

Throughout his 17-year subprime career, Tim Kosmos has successfully managed the origination of residential mortgage loans to subprime borrowers. Kosmos will be responsible for expanding sales and operations for NB Lending. In addition to
Finance America, he previously held senior management positions with Novelle
Financial and Ocwen Financial Services.

With more than 20 years of subprime experience, Brad Urquhart has had an impressive track record of building and increasing subprime production. In his new role, Urquhart will be working with Mr. Kosmos and Steve Kaplan, Subprime
Divisional Director, to develop NB Lending into a national origination leader in the subprime market.

"Expanding our staff of seasoned operational and production executives is essential to the growth of NB Lending," said Kaplan. "We are confident that Tim and Brad, as well as our new sales managers, will be successful in cultivating deep relationships with major wholesale customers, broadening our clientele across the country with the support of strategically located regional fulfillment centers."

Additionally, NB Lending has hired the following Regional and Sales Managers, and will be actively hiring more managers in coming months:

                                    - more -

                                                                    EXHIBIT 99.3

     o    Halina D'Urso - Pacific Northwest Regional Manager;

     o    Robert Conover - Eastern Regional Manager;

     o    Steve Gregory - Rocky Mountain & Southwest Regional Manager;

     o    John Ferretti - Southeast Sales Manager;

     o    Ron Tschida - Southwest Sales Manager;

     o    Kevin Callahan - Southern California Sales Manager (San Diego County &
          Inland Empire);

     o    Scott Backy - Southern California Sales Manager (Los Angeles County);

     o    Greg Helms - Southern California Sales Manager (Orange County); and

     o    Bonnie King - Northern Kansas and Missouri Sales Manager.

                                      ####

ABOUT MORTGAGEIT

MortgageIT, Inc. is a leading New York City-based mortgage lender, providing retail, wholesale, subprime and correspondent lending products and services in all 50 states. Founded in 1988, MortgageIT today has approximately 1,500 employees operating from offices nationwide, and is the wholly owned residential mortgage lending subsidiary of MortgageIT Holdings, Inc. (NYSE: MHL). The company originates single-family residential mortgage loans of all types, with particular focus on prime adjustable-rate (ARM) and fixed-rate, first-lien residential mortgage loans. MortgageIT originated approximately $12 billion in wholesale and retail loans in 2003, and is a major supplier of mortgage loans to banks, thrifts and traditional finance companies throughout the United States. A growing Top 30 lender, MortgageIT continues to build a network of established offices across the United States with seasoned management that averages more than 20 years of industry experience.

CONTACT:

Jennifer Gery
Brainerd Communicators, Inc.
212-986-6667